                                                                    EXHIBIT 10.2

                                 ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") dated as of September 20, 1999 is
                                  ---------
among SM&A CORPORATION (EAST), a California corporation ("SM&A"), KAPOS
                                                          ----
ASSOCIATES INC., a Virginia corporation ("KAI"), ERVIN KAPOS and JUNE KAPOS
                                          ---
(collectively, the "Shareholders"), ERVIN KAPOS, as the representative of the
                    ------------
Shareholders (the "Shareholder Representative"), and FIRST AMERICAN TRUST COMPANY, as escrow agent (the "Escrow Agent").
                               ------------

                             PRELIMINARY STATEMENT
                             ---------------------

     Pursuant to a Stock Purchase Agreement dated as of September 20, 1999 (the "Purchase Agreement"), by and among SM&A, KAI, the Shareholders and the
 ------------------
Additional Founders named therein, SM&A will acquire all of the outstanding shares of capital stock of KAI. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

     The Shareholders have agreed to indemnify SM&A as provided in Article 10 of
                                                                   ----------
the Purchase Agreement through the deposit of an aggregate amount of cash equal to $300,000.00 (the "Escrow Funds") pursuant to Section 2.3 of the Purchase
                     ------------               -----------
Agreement. A list of the Shareholders and their pro rata interest in the Escrow Funds is attached hereto as Schedule 3.1.
                            ------------

     The parties hereto agree as follows:

1.   Establishment of Escrow.
     -----------------------

     SM&A has delivered to the Escrow Agent and the Escrow Agent acknowledges receipt of the Escrow Funds by wire transfer of immediately available funds. The Escrow Funds shall be held in escrow in the name of the Escrow Agent or its nominee, subject to the terms and conditions set forth herein.

     The Escrow Agent shall invest the Escrow Funds held by it pursuant to this Agreement in a money market account.

2.   Amounts Earned on Escrow Funds; Tax Matters.
     -------------------------------------------

     All interest earned on the Escrow Funds shall be distributed pro rata to the Shareholders on a quarterly basis. The parties agree that to the extent required by applicable law, including Section 468B(g) of the Internal Revenue Code of 1986, as amended (the "Code"), the Shareholders will include all
                               ----
interest earned on the Escrow Funds in their gross income for federal, state and local income tax (collectively, "income tax") purposes and pay any income tax
                                 ----------
resulting therefrom.
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3.   Claims Against Escrow Funds.
     ---------------------------

     3.1  At any time or times prior to the Expiration Date (as defined in

Section 5), SM&A may make claims against the Escrow Funds for amounts due for
---------
indemnification under Article 10 of the Purchase Agreement. SM&A shall notify
                      ----------
the Shareholder Representative and the Escrow Agent in writing of each such claim ("Notice of Claim"), including a brief description of the amount and
        ---------------
nature of such claim. If the amount subject to the claim is unliquidated, SM&A shall make a good faith estimate as to the amount of the claim for purposes of determining the amount to be withheld from the Escrow Funds by the Escrow Agent if such claim is not resolved or otherwise adjudicated by the Expiration Date. Such good faith estimate shall be included in the Notice of Claim. If the Shareholder Representative shall dispute a claim or SM&A's estimate as to the amount of the claim, the Shareholder Representative shall give written notice thereof to SM&A and to the Escrow Agent within 30 days after the date SM&A's Notice of Claim was received by the Shareholder Representative, in which case the Escrow Agent shall continue to hold the Escrow Funds in accordance with the terms of this Agreement; otherwise, such liquidated claim ("Liquidated Claim")
                                                            ----------------
shall be deemed to have been acknowledged to be payable out of the Escrow Funds in the full amount thereof as set forth in the Notice of Claim, and the Escrow Agent shall use its best efforts to pay such Liquidated Claim from the Escrow Funds to SM&A within three business days after expiration of said 30-day period. Unliquidated claims shall not be paid until liquidated. Disputes as to SM&A's good faith estimate of a claim shall be resolved as provided in Section 4.1. The
                                                                -----------
value of Escrow Funds paid to satisfy a claim under this Agreement shall be allocated pro rata among the Shareholders based on their proportionate interests in the aggregate Escrow Funds, as indicated in Schedule 3.1 hereto. With respect
                                               ------------
to each Shareholder, the amount paid to satisfy a claim under this Agreement shall be deducted from the Escrow Funds allocable to such Shareholder. If the amount of the claim exceeds the aggregate value of the Escrow Funds subject thereto, the Escrow Agent shall have no liability or responsibility for any deficiency.

     3.2 The Escrow Agent shall effect the payment of the Liquidated Claim to SM&A by wire transfer in immediately available funds to an account designed by SM&A in writing to the Escrow Agent in the Notice of Claim.

     3.3 If the Shareholder Representative shall give notice to SM&A and the Escrow Agent pursuant to Section 3.1 disputing an SM&A claim, no distribution of
                         -----------
the Escrow Funds shall be made by the Escrow Agent to SM&A or to the Shareholders of the Set Aside Amount (as defined in Section 4.1) with respect to
                                                    -----------
such claim until either: (i) such disputed claim has been resolved as evidenced by a written notice executed by SM&A and the Shareholder Representative instructing the Escrow Agent as to the distribution of such Set Aside Amount or a portion thereof; or (ii) such dispute shall have been adjudicated in accordance with the arbitration procedures described in Section 4.2.
                                                        -----------

4.   Disputed Claims.
     ---------------

     4.1 If the Shareholder Representative shall dispute an indemnification claim of SM&A as provided in Section 3, the Escrow Agent shall set aside a
                             ---------
portion of the Escrow Funds equal to the amount of the claim as set forth in the Notice of Claim (the "Set Aside Amount"), which amount may subsequently be
                      ----------------
modified by arbitration. If the Shareholder Representative shall dispute the Set Aside

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Amount as provided in Section 3, the Escrow Funds constituting the Set Aside
                      ---------
Amount shall be withheld pursuant to the immediately preceding sentence until otherwise determined by arbitration. The Set Aside Amount shall be allocated pro rata among the Shareholders based upon their percentage interests in the aggregate Escrow Funds, as indicated in Schedule 3.1 hereto. With respect to
                                        ------------
each Shareholder, the amount constituting the Set Aside Amount shall be deducted, to the extent necessary, from the Escrow Funds allocable to such Shareholder. In the event SM&A notifies the Escrow Agent in writing that it has made out-of-pocket expenditures or anticipates that it will incur legal expenses in connection with any such disputed claim with respect to which it is entitled to be indemnified under the Purchase Agreement, a portion of the Escrow Funds equal to such reasonable incurred or anticipated expenditures shall also be set aside and added to and become a part of the Set Aside Amount; provided, that in the event that it shall be agreed (as evidenced by a written notice executed by SM&A and the Shareholder Representative as described in Section 3.3) or
                                                        -----------
determined through an arbitration proceeding described in Section 4.2 that SM&A
                                                          -----------
is not entitled to indemnification with respect to such claim or such expenses, SM&A shall not be entitled to the portion of the Escrow Funds set aside for such expenses.

     4.2 If, within 60 days after the Shareholder Representative sends a notice of a dispute, the Escrow Agent has not received written notice executed by SM&A and the Shareholder Representative to the effect that the disputed indemnification claim has been resolved, the indemnification claim shall be arbitrated pursuant to Article 14 of the Purchase Agreement, which is
                       ----------
incorporated herein by this reference. In no event shall the Escrow Agent be responsible for any fees or expenses of any party to any arbitration proceedings. The Escrow Agent shall make payments of such claim, as and to the extent allowed, to SM&A within three business days following its receipt of a copy of the arbitration award determination.

5.   Termination and Distribution of Escrow Funds.
     --------------------------------------------

     5.1 This Agreement shall terminate one (1) year after the Closing Date (as defined in Section 3.1 of the Purchase Agreement) (the "Expiration Date");
           -----------                                  ---------------
provided that this Agreement shall continue in effect until the resolution of all outstanding indemnification claims as to which the Escrow Agent has received notice pursuant to Section 3 hereof on or prior to the Expiration Date.
                   ---------

     5.2 SM&A shall provide the Escrow Agent with reasonable advance notice of the expected Expiration Date and shall confirm the occurrence of such as soon as practicable thereafter. Immediately following the Expiration Date, the Escrow Agent shall distribute to the Shareholders based on their relative percentage interest in the Escrow Funds as indicated in Schedule 3.1 hereto the remaining
                                             ------------
Escrow Funds less (i) an amount of Escrow Funds equal to any then existing Set Aside Amounts, and (ii) an amount of Escrow Funds equal to the amount specified in any Notice of Claim delivered to the Escrow Agent prior to the Expiration Date with respect to which no Set Aside Amount has yet been established and the Escrow Agent has not otherwise been instructed by SM&A and the Shareholder Representative. At such time thereafter as any remaining indemnification claim hereunder has been resolved and the Escrow Agent has received a written notice executed by SM&A and the Shareholder Representative to that effect (or a copy of an arbitration award pursuant to Section 4.2 to that effect) and any amounts to
                                 -----------
be distributed to SM&A in connection therewith have been so distributed, the Escrow Agent shall distribute any portion of the remaining Escrow Funds withheld in respect of such claim to the Shareholders based on their relative percentage interest in

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such Escrow Funds, as indicated in Schedule 3.1 hereto. Upon the resolution
                                   ------------
of all outstanding indemnification claims hereunder, the Escrow Agent shall distribute the remaining amount, if any, of the Escrow Funds to the Shareholders based on their relative percentage interest in the Escrow Funds as indicated in
Schedule 3.1 hereto and this Agreement shall terminate. The Escrow Agent shall
------------
effect such distributions of Escrow Funds in accordance with the written instructions of the Shareholder Representative.

6.   The Escrow Agent.
     ----------------

     6.1 Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Funds as directed by a writing jointly signed by SM&A and the Shareholder Representative. The reasonable fees and expenses of the Escrow Agent (as set forth on the fee schedule attached hereto as Schedule 6.1) in connection with its performance of
                            ------------
this Agreement shall be borne by SM&A. The Escrow Agent shall not be liable for any act or omission to act under this Agreement, including any and all claims made against the Escrow Agent as a result of its holding the Escrow Funds in its own name, except for its own negligence or willful misconduct, and SM&A and the Shareholders shall jointly and severally indemnify, defend and hold harmless Escrow Agent and its affiliates, agents, employees, contractors, successors and assigns from and against any and all claims, damages, demands, liens, claims of lien, losses, actions or liability of any kind or nature whatsoever, which Escrow Agent may sustain, incur or be subjected to or which may be imposed on Escrow Agent including, without limitation, reasonable attorneys' fees and litigation costs, to the extent they arise out of or are connected with this Escrow Agreement, unless arising from the negligence or willful misconduct of Escrow Agent. The provisions of this indemnification shall survive the termination of this Escrow Agreement. The Escrow Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Agreement. The Escrow Agent may act upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement, including, but not limited to, the Purchase Agreement. In the event of a dispute arising out of or in connection with this Escrow Agreement involving the Escrow Agent, all legal representation required to defend the Escrow Agent shall be provided at the joint and several expense of SM&A and the Shareholders.

     6.2 The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least 30 days prior to the date specified for such resignation to take effect. In addition, the Escrow Agent shall have the right to resign hereunder immediately by written notice to the parties hereto if the fees of Escrow Agent are not paid when due. In such event, SM&A and the Shareholder Representative shall by agreement appoint a successor escrow agent within said 30 days; if SM&A and the Shareholder Representative do not agree upon the selection of a successor escrow agent within such period, the Escrow Agent may appoint a successor escrow agent. Upon the effective date of such resignation, the Escrow Funds together with all other property, if any, then held by the Escrow Agent hereunder, shall be deposited with such successor escrow agent or as otherwise shall be designated in writing by SM&A and the Shareholder Representative. In

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addition, the Escrow Agent shall have the right to resign hereunder immediately by written notice to the parties hereto if the fees and expenses of Escrow Agent (as set forth on the fee schedule attached hereto as Schedule 6.1) are not paid
                                                     ------------
when due. The other parties hereto reserve the right to remove the Escrow Agent by joint written notice at any time; provided that such notice is given to the Escrow Agent at least thirty (30) days prior to the effectiveness of such removal.

     6.3 In the event that the Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine the respective rights of such parties with respect to this Agreement and, upon doing so, the Escrow Agent shall be released from any obligations or liability to either party as a consequence of any such claims or demands. The reasonable fees and costs incurred by the Escrow Agent in interpleading said parties shall be borne equally by SM&A and the Shareholders as a group.

     6.4 The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. The Escrow Agent shall not be responsible for and shall not be under a duty to examine, inquire into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any amendment or supplement hereto.

7.   Shareholder Representative.
     --------------------------

     7.1 The Shareholders hereby designate Ervin Kapos as their authorized representative and attorney-in-fact to undertake and perform in their name and on their behalf the duties and responsibilities of the Shareholder Representative set forth in this Agreement. The Shareholder Representative accepts and agrees to discharge diligently the duties and responsibilities of the Shareholder Representative set forth in this Agreement. SM&A and the Escrow Agent shall be entitled to rely upon the authorization and designation of the Shareholder Representative under this Section 7.
                                      ---------

     7.2 The Shareholder Representative is authorized to take any action he deems appropriate or necessary to carry out the provisions of, and to determine the rights of the Shareholders under, this Agreement, including without limitation, taking any action required or permitted under this Agreement to protect or enforce the Shareholders' rights to the Escrow Funds. The Shareholder Representative's authority includes but is not limited to:

          (a) receiving all notices or other documents given or to be given pursuant to this Agreement or in connection with the transactions contemplated hereby;

          (b) engaging special counsel, accountants, investment banks or other advisors;

          (c) prosecuting and settling any dispute in connection with this Agreement, including without limitation the resolution of any disputes related to disbursements of the Escrow Funds; and

          (d) paying all expenses of the Shareholders incurred in connection with this Agreement and the transactions contemplated hereby.

     7.3 In the event of the death, resignation, discharge or incapacity of the Shareholder Representative, June Kapos shall be treated as the successor Shareholder Representative.

     7.4 The Shareholder Representative shall keep the Shareholders reasonably informed of his decisions of a material nature.

     7.5 The Shareholder Representative shall diligently discharge his duties and responsibilities under this Agreement. The Shareholder Representative shall not be liable to any Shareholder for any action taken or omitted by the Shareholder Representative in good faith, or for any mistake of fact or law, unless caused by his own gross negligence or willful misconduct.

     7.6 The Shareholder Representative shall be entitled to treat as genuine any letter or other document furnished to him by SM&A or the Escrow Agent and reasonably believed by him to be genuine and have been signed and presented by the proper party or parties.

     7.7 The Shareholder Representative shall not be entitled to any compensation for services hereunder.

     7.8 SM&A shall be entitled to treat as genuine any letter or other document furnished to it by the Shareholder Representative or the Escrow Agent and reasonably believed by it to be genuine and have been signed and presented by the proper party or parties.

8.   Governing Law.
     -------------

     This Agreement is governed by the laws of the State of California without regard to its conflict of laws provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto. Service of process in any proceeding arising under this Agreement (including service of process for the institution of such proceeding) may be made by certified mail, return receipt requested, directed to the respective party in accordance with Section 10 below.
                                    ----------

9.   Counterparts.
     ------------

     This Agreement may be executed in one or more counterparts, all of which documents shall be considered one and the same instrument.

10.  Benefit and Assignment. This Agreement shall be binding upon and shall
     ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns. No person or entity other than the parties hereto or their respective successors and permitted assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto or their respective successors or permitted assigns, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors or permitted assigns. No party to this Agreement may assign this Agreement or any rights hereunder without the prior written consent of the other parties hereto.

11.  Entire Agreement; Amendment. This Agreement, together with the Purchase
     ---------------------------
Agreement and the exhibits and schedules hereto and thereto, contain all the terms agreed upon by the parties with respect to the escrow arrangement that is the subject matter hereof and supersede all prior oral or written agreements, commitments or understandings with respect to such matters. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

12.  Additional Actions and Documents. Each of the parties hereto agrees to take
     --------------------------------
or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

13.  Headings.  The headings of the sections and subsections of this Agreement
     --------
are for purposes of reference only and do not evidence the intentions of the parties.

14.  Severability. In the event that a court or arbitrator of competent
     ------------
jurisdiction holds that a particular provision or requirement of this Agreement is in violation of any applicable law, each such provision or requirement shall be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable, and all other provisions and requirements of this Agreement shall remain in full force and effect.

15.  Notices.
     -------

     Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by nationally-recognized overnight delivery service, or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

     To SM&A:                 SM&A Corporation (East)
                              4695 MacArthur Boulevard, Eighth Floor
                              Newport Beach, California 92660
                              Attention: President
                              Telephone: 949-975-1550
                              Fax: 949-975-1624

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

     With a copy to:          Rutan & Tucker, LLP
                              611 Anton Boulevard, 14th Floor
                              Costa Mesa, California 92626
                              Attn: Thomas J. Crane, Esq.
                              Telephone: 714-641-5100
                              Fax: 714-546-9035

     To KAI:                  Kapos Associates Inc.
                              c/o SM&A Corporation (East)
                              4695 MacArthur Boulevard, Eighth Floor
                              Newport Beach, California 92660
                              Attention: President
                              Telephone: 949-975-1550
                              Fax: 949-975-1624

     To the Shareholders:     c/o Ervin Kapos
                              908 Turkey Run Road
                              McLean, Virginia 22101
                              Telephone: 703-356-4239

     To Escrow Agent:         First American Trust Company
                              2161 San Joaquin Hills Road
                              Newport Beach, California 92660
                              Attn: Elizabeth A. Markworth
                              Telephone: 949-719-4532
                              Fax: 949-667-1613

Addresses may be changed by written notice given pursuant to this section. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representative.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first stated above.

SM&A:                         SM&A CORPORATION (EAST),
                              a California corporation


                              By:__________________________________
                                    Michael A. Piraino, President


KAI:                          KAPOS ASSOCIATES INC.,
                              a Virginia corporation


                              By:__________________________________

                                  Its:_____________________________


ESCROW AGENT:                 FIRST AMERICAN TRUST COMPANY


                              By:__________________________________

                                  Its:_____________________________


                              By:__________________________________

                                  Its:_____________________________


SHAREHOLDER REPRESENTATIVE:


                              _________________________________________
                                         Ervin Kapos

SHAREHOLDERS:



_____________________________ _________________________________________
     Ervin Kapos                              June Kapos

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